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                                                                  Exhibit 10.4


                                    AGREEMENT

         Agreement, dated as of May 31, 2001 (this "Agreement"), by and between Learn2, Inc. (formerly Street Technologies, Inc.) (the "Company") and Kevin Riley ("Executive").

         WHEREAS, the Company and Executive are parties to an employment agreement dated as of January 12, 1999 (the "Employment Agreement"); and

         WHEREAS, the purpose of this Agreement is to afford Executive additional security concerning his employment with the Company by providing for certain payments to Executive in the event that Executive terminates his employment for Good Reason (as defined in Section 4) or Executive's employment is terminated by the Company without Cause (as defined in Section 2).

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. (i) If Executive terminates his employment for Good Reason or (ii) if Executive's employment is terminated by the Company without Cause, Executive shall be entitled to (A) receive Executive's Base Salary (as defined in Section
5), benefits and incentive bonuses to which Executive is entitled but not paid, up to and including the effective date of Executive's termination of employment,
(B) receive Executive's Base Salary paid consistent with the Company's payroll practices for one (1) year from the effective date of Executive's termination of employment under the Employment Agreement, (C) become immediately and fully vested in all options held by Executive that were granted prior to March 1, 2001 (it being agreed that options granted after March 1, 2001 shall vest as determined by the Board of Directors of the Company or a committee thereof), (D) with respect to all fully vested options owned by Executive on the effective date of Executive's termination of employment under the Employment Agreement, the privilege of exercising the unexercised portion of the options upon (1) year from the effective date of Executive's termination of employment, and (E) receive an amount equal to Sixty Thousand Dollars ($60,000), which represents the aggregate amount of Executive's current monthly bonus of Five Thousand Dollars ($5,000) payable to Executive during the Company's fiscal year. Executive also shall be entitled to receive, during the period he is being paid Base Salary under this Agreement, the benefits provided under Section 6 or, at the Company's discretion, make cobra payments during such period.

         2. The term "Cause," as used in this Agreement, shall mean (i) Executive's continuing, repeated and willful refusal and failure (other than during periods of illness, disability or vacation) to perform his duties under the Employment Agreement or under any lawful directive of the Chief Executive Officer (consistent with the terms of the Employment Agreement), (ii) Executive's willful misconduct or gross neglect in the performance of his duties


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under the Employment Agreement, (iii) the willful material breach of the
Employment Agreement by Executive, (iv) the conviction, plea of guilty or nolo contendre of Executive in respect of any felony, other than motor vehicle offenses, or for any misdemeanor constituting theft or embezzlement from the Company; provided that an indictment of Executive in such matters shall cause the Company to suspend Executive with pay until such matters are, to the Company's satisfaction, clarified or finalized, (v) other fraudulent action against the Company or (vi) any violation by Executive, or conduct by Executive that poses a substantial threat of causing the Company to violate, any statute, law, ordinance or regulation promulgated or enforced by any entity with jurisdiction over the Company or Executive, concerning employment discrimination or other employment-related wrongs.

         3. For purposes of this Agreement, no act, or failure to act, on Executive's part, will be considered "willful" unless done or omitted to be done by him not in good faith or without a reasonable belief that his action or omission was in furtherance of and in the best interests of the Company's business. Termination by the Company for Cause may be effected by written notice of the Company to Executive; provided, however, that if the Company determines to terminate the Executive's employment pursuant to clause (i) or (iii) hereof, the Company shall give the Executive written notice of the facts and circumstances providing Cause and shall allow Executive no less than twenty (20) days in the case of a proposed termination pursuant to clause (i) or (iii) above to remedy, cure or rectify the situation giving rise to Cause.

         4. Executive shall be entitled to terminate his employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (without Executive's express prior written consent as a shareholder or otherwise) (i) failure by the Company to pay any compensation when due under the Employment Agreement, (ii) any significant reduction by the Company of Executive's authorities, powers, functions, duties or responsibilities set forth in the Employment Agreement or the assignment of duties to Executive by the Chief Executive Officer of the Company inconsistent with Executive's position (except in connection with termination of Executive's employment for Cause, as a result of Disability (as defined in Section 7), as a result of Executive's death or by Executive other than for Good Reason) or (iii) any material breach by the Company of any other material provision of this Agreement. If Executive desires to terminate his employment with the Company for Good Reason, he shall first give written notice of the facts and circumstances providing Good Reason to the Company, and shall allow the Company no less than twenty (20) days to remedy, cure or rectify the situation giving rise to Good Reason.

         5. The term "Base Salary," as used in this Agreement, shall mean Executive's base salary immediately prior to the effective date of Executive's termination of employment.

         6. Subject to Section 1 of this Agreement, the Company shall provide Executive with coverage under all employee benefit programs, plans and practices which the Company makes available from time to time to its executives, with at least the same opportunity to participate as the other senior executives of the Company including, without limitation,


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retirement, pension, profit sharing, medical, dental, hospitalization, life insurance, short and long term disability, accidental death and dismemberment and travel accident coverage.

         7. The term "Disability," as used in this Agreement, shall mean Executive's illness, physical or mental disability or other incapacity, for a period of 90 consecutive days or any 120 days in any 365 consecutive days, to render the services provided for in the Employment Agreement or be adjudged an incompetent; provided that the date on which the Disability will be deemed to occur shall be such 90th day or the date on which Executive is adjudged an incompetent, as the case may be, the Company may terminate Executive's employment on not less than two (2) weeks written notice thereof, setting forth the facts and circumstances claimed to provide a basis for termination of Executive's employment.

         8. Notwithstanding the foregoing, nothing herein shall cause the Company to maintain Executive's status as an employee of the Company after termination.

         9. This Agreement contains the entire understanding between Executive and the Company and supersedes in all respects any prior or other agreement or understanding between the Company and Executive as to the matters set forth herein.




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         In Witness Whereof, the parties have executed this Agreement as of the date first written above.


                                               LEARN2, INC.


                                               By:_______________________
                                                    Name:
                                                    Title:


                                               EXECUTIVE


                                               --------------------------
                                               Kevin Riley